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                                                                  EXHIBIT 10.3.3

                                    GUARANTY

          THIS GUARANTY (as amended, modified and in effect from time to time, this "Guaranty") is executed as of November 1, 2002 by TRANS HEALTHCARE, INC., a Delaware corporation ("Parent"), and the subsidiaries of Parent listed on Schedule A hereto (along with Parent, each a "Guarantor" and collectively, the "Guarantors"), for the benefit of ventas Realty, Limited Partnership, a Delaware limited partnership (together with its successors and assigns, the "Lender").

                                   BACKGROUND

          WHEREAS, Lender has agreed to provide a loan consisting of a senior first mortgage loan (the "Mortgage Loan") and a mezzanine loan (the "Mezzanine Loan") to certain subsidiaries of Parent (the "Trans Entities") in respect of certain healthcare facilities;

          WHEREAS, pursuant to that certain Promissory Note, dated of even date herewith, executed by the entities listed on Schedule B attached hereto (individually, a "Mortgage Borrower," and collectively the "Mortgage Borrowers"), and payable to the order of Lender (together with all renewals, modifications, increases and extensions thereof, the "Mortgage Note"), the Mortgage Borrowers have become indebted to Lender with respect to the Mortgage Loan which is made pursuant to that certain Loan Agreement, dated of even date herewith, between the Mortgage Borrowers and Lender (as amended, modified and in effect from time to time, the "Mortgage Loan Agreement");

          WHEREAS, pursuant to that the certain Promissory Note, dated of even date herewith, executed by the entities listed on Schedule C hereto (individually, a "Mezzanine Borrower," and collectively the "Mezzanine Borrowers") and payable to the order of the Lender (together with all renewals, modifications, increases and extensions thereof, the "Mezzanine Note"), the Mezzanine Borrower has become indebted to Lender with respect to the Mezzanine Loan which is made pursuant to that certain Loan Agreement, dated of even date herewith, between the Mezzanine Borrower and Lender (as amended, modified and in effect from time to time, the "Mezzanine Loan Agreement");

          WHEREAS, Lender has agreed to purchase certain healthcare facilities from the entities listed on Schedule D attached hereto and subsequently lease certain of such healthcare facilities to the entities listed on Schedule D-1 attached hereto and made a part hereof (collectively, the "Trans Lessees") (such transaction, the "Sale/Leaseback Transaction");

          WHEREAS, each of the Mortgage Borrowers, the Mezzanine Borrowers and the Trans Lessees are wholly-owned subsidiaries of Parent, each Guarantor is an affiliate of Parent, the Mortgage Borrowers and the Mezzanine Borrowers and each Guarantor will directly benefit from Lender's making the Mortgage Loan to the Mortgage Borrowers, the Mezzanine Loan to the Mezzanine Borrower and from the Sale/Leaseback Transaction;

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          WHEREAS, Lender is not willing to make the Mortgage Loan or the
Mezzanine Loan, or otherwise extend credit, to the Mortgage Borrowers or the Mezzanine Borrower or to enter into the Sale/Leaseback Transaction with the Trans Lessees unless each Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined);

          WHEREAS, certain of the Guarantors have executed and delivered a Pledge and Security Agreement dated as of the date hereof, as pledgor, to Lender (as amended, modified and in effect from time to time, the "Pledge Agreement"), establishing a first priority lien on the Pledged Equity (as defined in the Pledge Agreement) to secure the Guarantor's obligations hereunder; and

          WHEREAS, each Guarantor has reviewed the Mortgage Loan Documents, the Mezzanine Loan Documents and the Lease Documents (each as defined herein), and each Guarantor has determined that it is in its interest and to its financial benefit that the respective parties to such documents enter into the transactions contemplated hereby and thereby.

          NOW, THEREFORE, as an inducement to Lender to (i) make the Mortgage Loan to the Mortgage Borrowers and to extend such additional credit as Lender may from time to time agree to extend under the Mortgage Loan Documents, (ii) make the Mezzanine Loan to Mezzanine Borrower and to extend such additional credit as Lender may from time to time agree to extend under the Mezzanine Loan Documents and (iii) enter into the Sale/Leaseback Transaction with the Trans Entities, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

                            ARTICLE I - DEFINITIONS

     In addition to the terms defined in the Recitals, as used herein, the following terms shall have the following meanings (all terms defined in this Article 1 or in other provisions of this Guaranty in the singular have the same meaning when used in the plural and vice versa):

          "Acquired Properties" shall have the meaning set forth in Section 4.1 of this Guaranty.

          "Acquisition" by any Person, shall mean the purchase or acquisition by such Person of any Capital Stock in another Person or any asset of another Person, whether or not involving a merger or consolidation with such other Person.

          "Addition Event" shall have the meaning set forth in Section 2.14 of this Guaranty.

          "Affiliate" of any specified Person means any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this Agreement, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership

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of voting securities or other beneficial interests, by contract or otherwise;
and the terms "controls," "controlling" and "controlled" have the meanings correlative to the foregoing.

          "Affiliated Group" shall mean a group of Persons, each of which is an Affiliate of some other Person in the group.

          "Applicable Laws" shall mean all applicable provisions of constitutions, statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all applicable orders, rules and decrees of courts and arbitrators.

          "Asset Disposition" by any Person shall mean and include (i) the sale, lease or other disposition of any property by such Person (including the Capital Stock of a Subsidiary of such Person), but for purposes hereof shall not include, in any event, (A) the sale of inventory in the ordinary course of business, (B) the sale, lease or other disposition of machinery and equipment no longer used or useful in the conduct of business and (C) a sale, lease, transfer or disposition of property to another Loan Party, and (ii) receipt by such Person of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of its property.

          "Board of Directors" means the board of directors of Parent.

          "Capital Expenditures" shall mean, with respect to each Property, actual disbursements incurred by any Mortgage Borrower, any Mezzanine Borrower, any Trans Lessee or any Guarantor with respect to replacements and capital repairs made to any Property (including repairs to, and replacements of, structural components, roofs, building systems, parking garages and parking lots), in each case to the extent capitalized in accordance with GAAP.

          "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP and in the reasonable judgment of such Person, is required to be accounted for as a capital lease on the balance sheet of that Person.

          "Capital Stock" shall mean, with respect to any entity, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such entity and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof; provided, however, that leases of real property that provide for contingent rent based on the financial performance of the tenant shall not be deemed to be Capital Stock.

          "Cash Interest Expense" shall mean, for any period, for Parent and its Consolidated Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP, all interest payable in cash in respect of Debt during such period (whether or not actually paid during such period) and all payments due under Interest Rate Protection Agreements by Parent and its Consolidated Subsidiaries determined on a consolidated basis (net of payments to such parties by any counter party thereunder).

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          "Change of Control" shall mean the occurrence of any of the following events:

          (a) prior to the first public offering of common stock of Parent after the date hereof, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Parent, whether as a result of issuance of securities of Parent, any merger, consolidation, liquidation or dissolution of Parent, any direct or indirect transfer of securities by the Permitted Holders or otherwise (for purposes of this clause (a) and clause (b) below, the Permitted Holders shall be deemed to beneficially own any voting stock of any Person (the "specified entity") held by any other Person (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the voting stock of the parent entity);

          (b) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (a) above, except that for purposes of this clause (b) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of Parent; provided, however, that the Permitted Holders beneficially own (as defined in clause (a) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of Parent than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause
(b), such other person shall be deemed to beneficially own any voting stock of a specified entity held by a parent entity, if such other person is the beneficial owner (as defined in this clause (b)), directly or indirectly, of more than 35% of the voting power of such parent entity and the Permitted Holders beneficially own (as defined in clause (a) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the voting stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

          (c) individuals who on the date hereof constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Parent was approved by a vote of a majority of the directors of Parent then still in office who were either directors on the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

          (d) the adoption of a plan relating to the liquidation or dissolution of Parent; or

          (e) Parent shall cease to be the sole direct or indirect owner of any Loan Party other than as specifically permitted under Section 7.4 hereof.

          "Closing Date" shall mean the date on which the Mortgage Loan, Mezzanine Loan and Sale/Lease Transaction are funded.

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          "CMS" has the meaning set forth in the definition of the term
"Governmental Authority."

          "Consolidated Adjusted Leverage Ratio" shall mean, at any date, for Parent and its Consolidated Subsidiaries determined on a consolidated basis, the ratio of the sum of (i) Debt (excluding reimbursement obligations in connection with any undrawn letters of credit to the extent included in Debt) and (ii) rent expense times eight (8) to Consolidated EBITDAR at such date for the Trailing Four-Quarter Period ending on such date.

          "Consolidated EBITDAR" shall mean, for any period, for Parent and its Consolidated Subsidiaries determined on a consolidated basis, Consolidated Net Income for such period, plus without duplication, to the extent deducted in determining Consolidated Net Income, the sum for such period of (i) amortization and depreciation expense, (ii) provision for income taxes (including provision for deferred taxes not payable currently), (iii) Consolidated Interest Expense,
(iv) rent expense, and (v) non-cash charges as are reasonably acceptable to the Lender, but, excluding, for purposes hereof to the extent included in determining Consolidated Net Income for such period (A) extraordinary gains and losses and related tax effects thereon, (B) other non-cash gains and losses thereon as are reasonably acceptable to the Lender, and (C) the amount of interest income, all as determined for such period in conformity with GAAP.

          "Consolidated Interest Expense" shall mean, for any period, all interest expense for Parent and its Consolidated Subsidiaries during such period determined on a consolidated basis for such period taken as a single accounting period in accordance with GAAP, including amortization of debt discount and premium, the interest component under Capital Leases (and also including, to the extent required under GAAP, the implied interest component under a Securitization) and all payments due under Interest Rate Protection Agreements by Parent and its Consolidated Subsidiaries determined on a consolidated basis (net of payments to such parties by any counter party thereunder), but excluding the amortization of any deferred financing fees. The applicable period of determination shall be the Trailing Four Quarter Period.

          "Consolidated Net Income" shall mean, for any period, the net income or loss of Parent and its Consolidated Subsidiaries during such period determined on a consolidated basis for such period taken as a single accounting period in accordance with GAAP; provided that there shall be excluded from such determination of net income or loss (i) adjustments for straight-line rent accounting, (ii) the income or loss of the Non-Guarantor Subsidiaries except to the extent of the amount of dividends or other distributions actually received by Parent or any Loan Party in cash on a non-contingent basis, without any obligation to return such dividend or distribution by Parent or any Loan Party,
(iii) the income or loss of any Person (other than the Consolidated Subsidiaries) in which Parent or any of its Consolidated Subsidiaries has an equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually received by Parent or any Loan Party in cash on a non-contingent basis, without any obligation to return such dividend or distribution by the Parent or any Loan Party (net of any payments by Parent to a Non-Guarantor Subsidiary pursuant to Section 7.3 hereof), (iv) income or loss of a Person accrued prior to the date it becomes a Consolidated Subsidiary or is merged or consolidated with or such Person's assets are acquired by Parent or any of its

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Consolidated Subsidiaries and (v) any after tax gains or losses attributable to sales of non-current assets out of the ordinary course of business and write-downs of non-current assets in anticipation of losses to the extent they have decreased net income. The applicable period of determination shall be the Trailing Four Quarter Period.

          "Consolidated Net Worth" shall mean, as of any date, for Parent and its Consolidated Subsidiaries on a consolidated basis, consolidated shareholders' equity or net worth (including preferred and common equity) as of such date as determined in accordance with GAAP.

          "Consolidated Subsidiary" shall mean, as to any Person, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

          "Covenant Replacement Event" shall have the meaning set forth in
Section 2.13.

          "Debt," of Parent or any of its Consolidated Subsidiaries shall mean, without duplication, any indebtedness of Parent or any of its Subsidiaries, whether or not contingent, in respect of:

               (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments;

               (ii) indebtedness for borrowed money secured by any encumbrance existing on property owned by Parent or its Consolidated Subsidiaries, to the extent of the lesser of (x) the amount of indebtedness so secured or (y) the fair market value of the property subject to such encumbrance;

               (iii) all reimbursement obligations in connection with any letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense, trade payable, conditional sale obligation or obligation under any title retention agreement;

               (iv) all net obligations of such Person under any Interest Rate Protection Agreement valued in accordance with GAAP;

               (v) all obligations in respect of any preferred equity to the extent payments are being made thereon;

               (vi) indebtedness of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer and, as such, has personal liability for such obligations, but only if and to the extent there is recourse to such Person for payment thereof,

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               (vii) any obligations of Parent and its Consolidated Subsidiaries with respect to redemption, repayment or other repurchase of any Equity Interest or the principal amount of any Subordinated Debt;

               (viii) any lease of property by Parent or any of its Consolidated Subsidiaries as lessee which is reflected as a capital lease obligation on the consolidated balance sheet of Parent or its Consolidated Subsidiaries;

          to the extent, in the case of items of indebtedness under clauses (i) through (viii) above, that any such items would appear as a liability on Parent's or its Consolidated Subsidiaries' consolidated balance sheet in accordance with GAAP; or

               (ix) the liquidation preference of any Equity Interest of Parent or any shares of preferred stock of any of its Consolidated Subsidiaries to the extent payments are being made thereon.

     Debt also includes, to the extent not otherwise included, any obligations by Parent and its Consolidated Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than Parent or any other Guarantor) including Debt secured by a Lien on any assets of such Person, whether or not such Person shall have assumed such indebtedness (provided, that if such Person has not assumed such indebtedness of such other Person, then the amount of indebtedness of such Person shall be equal to the lesser of the amount of the indebtedness of such other Person or the fair market value of the assets of such Person which secures such other indebtedness); it being understood that Debt shall be deemed to be incurred by Parent or any of its Consolidated Subsidiaries whenever Parent or such Consolidated Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof; provided, however that a Person shall not be deemed to have incurred Debt (or be liable with respect to such Debt) by virtue of a Securitization.

     Debt shall not include (a) Debt arising from agreements of Parent or any of its Consolidated Subsidiaries providing for indemnification, adjustment or holdback of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing the acquisition, (b) contingent obligations under performance bonds, performance guarantees, surety bonds, appeal bonds or similar obligations incurred in the ordinary course of business and consistent with past practices or (c) endorsements of instruments for deposit or collection in the ordinary course of business. In the case of Debt as of any date issued with original issue discount, the amount of such Debt shall be the accreted value thereof as of such date.

          "Default" shall mean any event the occurrence of which, upon the passage of notice and/or grace periods, if any, would constitute an "Event of Default" under the Mortgage Loan Documents, Mezzanine Loan Documents or the Lease Documents.

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          "Deleted Properties" shall have the meaning set forth in Section 2.14 of this Guaranty.

          "Deletion Event" shall have the meaning set forth in Section 2.14 of this Guaranty.

          "Dividend Payment" shall have the meaning set forth in Section 7.3 of this Guaranty.

          "Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of other actual or threatened danger to human health or the environment. The term "Environmental Law" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term "Environmental Law" also includes, but is not limited to, any present and future federal, state and local laws, statutes ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of any Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of any Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to any Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of any Property.

          "Equity Interest" shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Event of Default" shall mean an "Event of Default" as defined in the Mortgage Loan Documents, Mezzanine Loan Documents and in the Lease Documents.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Executive Officer" shall mean any Guarantor's president, principal financial officer, principal accounting officer, any vice-president in charge of a principal business unit,

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division or function, any other officer who performs a policy-making function or any other Person who performs similar policy making functions for such Guarantor.

          "Fiscal Quarter" shall mean a fiscal quarter of any Guarantor or any of their Subsidiaries, as the context may require.

          "Fiscal Year" shall mean a fiscal year of any Guarantor or any of their Subsidiaries, as the context may require.

          "Fixed Charge Coverage Ratio" shall mean, for Parent and its Consolidated Subsidiaries on a consolidated basis, Consolidated EBITDAR for such period divided by the sum of (i) scheduled principal payments on Debt of Parent and its Consolidated Subsidiaries required to be made during such period and amortization of discount or premium related to any such Debt for such period, whether expensed or capitalized (including any payments made pursuant to the P&S Agreement), (ii) Cash Interest Expense for such period, (iii) rent expense for such period and (iv) dividends or distributions to the extent paid on or in respect of any preferred equity of Parent for such period notwithstanding the prohibition on payment of same. The applicable period of determination shall be the Trailing Four Quarter Period.

          "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

          "Governmental Authority" shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence, including, without limitation, the Centers for Medicare and Medicaid Servicers (formerly known as the Health Care Financing Administration) ("CMS"), the United States Department of Health and Human Services, any state licensing agency and/or any state Medicaid agency.

          "GTCR" shall mean each of GTCR Golder Rauner, L.L.C. and GTCR Fund VI, L.P., GTCR Associates VI, GTCR Fund VII, L.P., GTCR Associates VII, and GTCR Capital Partners, L.P. which are investment funds managed by GTCR Golder Rauner, L.L.C. so long as GTCR Golder Rauner L.L.C. has the power to vote and the power to dispose of the Equity Interests in the Parent held by such investment fund.

          "Guaranteed Obligations" shall mean (i) the prompt and complete payment of all indebtedness, debt, obligations and liabilities now or hereafter owing to Lender under or on account of the Mortgage Loan Agreement, the Mezzanine Loan Agreement, the Mortgage Note, the Mezzanine Note, the Lease Documents or any other Loan Document or any other letters of credit, notes or other instruments issued by or to the Lender pursuant thereto, (ii) the performance of the covenants of the Mortgage Borrowers under the Mortgage Loan, the performance of the covenants of the Mezzanine Borrowers under the Mezzanine Loan, the

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performance of the covenants of the Trans Lessees under the Sale/Leaseback
Transaction and the Loan Documents and any monies expended by the Lender in connection therewith (and required to be reimbursed by any Mortgage Borrower, any Mezzanine Borrower or any Trans Lessee pursuant to any of the Mortgage Loan Documents, Mezzanine Loan Documents or Lease Documents, as applicable), in all cases (whether under the foregoing clause (i) or (ii)), of any kind or nature, howsoever created or evidenced and whether now or hereafter existing, direct or indirect (including without limitation any participation interest acquired by Lender in any such indebtedness, debt, obligations or liabilities of any Mortgage Borrower, any Mezzanine Borrower, any Trans Lessee or any of their respective Subsidiaries to any other Person), absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise, and whether incurred by any Mortgage Borrower, any Mezzanine Borrower, any Trans Lessee or any of their respective Subsidiaries as principal, surety, endorser, guarantor, accommodation party or otherwise, including without limitation all principal and all interest (including any interest accruing subsequent to any petition filed by or against any Mortgage Borrower, any Mezzanine Borrower, any Trans Lessee or any of their respective Subsidiaries under the U.S. Bankruptcy
Code), indemnity and reimbursement obligations, charges, expenses, fees, attorneys' fees and disbursements and any other amounts owing thereunder and
(iii) the prompt payment, on demand, of any and all reasonable costs and expenses incurred by Lender at any time in connection with enforcing the obligations of any Guarantor hereunder, including, without limitation, the reasonable fees and disbursements of counsel.

          "Guarantor Claims" shall have the meaning set forth in Section 8.1 of this Guaranty.

          "Hazardous Substances" shall mean any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, toxic or hazardous wastes, toxic or hazardous substances, toxic or hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, mold, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in small amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.

          "Healthcare Facility" shall mean (i) a residential or facility-based program that provides housing and supportive services, supervision, personalized assistance, health-related services or a combination thereof which meets the needs of individuals who are unable to perform or who need assistance in performing the activities of daily living; (ii) a facility (including any Alzheimer's or dementia care unit of sub acute unit), which offers nonacute inpatient care to patients who suffer from a disease, chronic illness, or disability requiring nursing care without continuous hospital services, and who require medical services and nursing services rendered by or under the supervision of a licensed nurse, together with convalescent or restorative services now or hereafter located on a Property (any such facility, a "Nursing Facility"); or (iii) a facility that is operated as a special hospital for the exclusive purpose of providing specialized rehabilitation services, on an inpatient basis, to Persons with functional

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limitations or chronic disabling conditions who are in medically stable condition and have the potential to achieve improvement in independent functioning.

          "Improvements" shall mean the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected on any Land (as defined in the Mortgages).

          "Indemnified Party" shall have the meaning set forth in Section 4.1 of this Guaranty.

          "Interest Rate Protection Agreements" shall mean any interest rate swap agreement, interest rate cap agreement, synthetic cap, collar or floor or other financial agreement or arrangement designed to protect Parent or any Loan Party against fluctuations in interest rates or to reduce the effect of any such fluctuations.

          "Investment" shall mean, with respect to any Person, any stock, evidence of indebtedness or other security of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor (including, without limitation, the guaranty of loans made to others, but excluding trade and customer accounts receivable arising in the ordinary course of business and payable in accordance with customary trading terms in the ordinary course of business) any purchase of (i) any security of another Person or (ii) a line of business, or all or substantially all of the assets, of any Person or any commitment to make any such purchase. If Parent or any of its Consolidated Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, Parent or such Subsidiary will be deemed to have made a Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed. The acquisition by Parent or any of its Consolidated Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by Parent or such Subsidiary in such third Person in an amount equal to the fair market value of Investments held by the acquired Person in such third Person. "Investments" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. In the event that a Person transfers assets to another Person in exchange for a combination of items of value which includes items that would be considered to be "Investments" under this definition, only those items that would be considered to be "Investments" will be treated as Investments for purposes of this Guaranty.

          "Lease Documents" shall mean the Master Lease, the Purchase and Sale Agreement and all other documents now or hereafter executed and/or delivered in connection with the Sale/Leaseback Transaction as such documents may be amended, restated, replaced, supplemented or otherwise modified from time to time, subject, however, to the terms of this Guaranty with respect the circumstances in which the Loan Documents and the Trans Lessees may be altered or removed.

          "Legal Requirements" shall mean, with respect to each Obligor and each Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, guidelines, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such Obligor or such Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, (i) the Americans with Disabilities Act of 1990, (ii) all zoning, subdivision and land use laws, regulations and ordinances, health, fire, building codes and parking laws, (ii) skilled nursing facility, residential care, personal care, adult care, boarding home and/or assisted living facility laws, rules, regulations and guidelines, including, without limitation, Medicare Regulations and Medicaid Regulations,
(iii) any licensure requirements or certification requirements under applicable federal and/or state cost reimbursement programs, including, without limitation, Medicare and Medicaid, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to such Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

          "Lien" shall mean, with respect to each Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting such Property or any portion thereof or any Loan Party or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

          "Loan Parties" shall mean the Consolidated Subsidiaries of Parent, with the exception of the Non-Guarantor Subsidiaries.

          "Master Lease" shall mean the Master Lease of even date herewith by and among the Trans Lessees and Lender, as amended, modified and in effect from time to time.

          "Material Adverse Effect" shall mean a material adverse effect on (i) the business, condition (financial or otherwise), results of operations, performance, assets, liabilities or solvency of Parent and its Subsidiaries taken as a whole, (ii) a material adverse effect on the ability of any Guarantor to perform its obligations under any material provisions of this Guaranty or (c) a material adverse effect on the legality, binding effect or enforceability of any material provision of any Mortgage Loan Document, Mezzanine Loan Document or any Lease Document or the rights and remedies of the Lender thereunder.

          "Medicaid" shall mean that certain program of medical assistance, funded jointly by the federal government and the states for impoverished individuals who are aged, blind and/or disabled, and for members of families with dependent children, which program is more fully described in Title XIX of the Social Security Act (42 U.S.C. 1396 et seq.) and the regulations promulgated thereunder.

          "Medicaid Regulations" shall mean, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act (42 U.S.C.
(S)(S) 1396 et seq.) or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act; (ii) all applicable provisions of all federal rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (whether or not having the force of law) promulgated pursuant to or in connection with the statutes described in clause (i) above; (iii) all state statutes enacted and all state plans for medical assistance, and state plan amendments filed by the state with CMS in connection with the statutes and provisions described in clauses (i) and
(ii) above; and (iv) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, and other guidelines of all Governmental Authorities (whether or not having the force of law) promulgated pursuant to or in connection with any of the foregoing, in each case as may be amended, supplemented or otherwise modified from time to time.

          "Medicare" shall mean that certain federal program providing health insurance for eligible elderly and other individuals, under which physicians, hospitals, Nursing Facilities, home health care and other providers are reimbursed for certain covered services they provide to the beneficiaries of such program, which program is more fully described in Title XVIII of the Social Security Act (42 U.S.C. (S)(S) 1395 et seq.) and the regulations promulgated thereunder.

          "Medicare Regulations" shall mean, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act (42 U.S.C. (S)(S) 1395 et seq.) or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act, together with all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), as each may be amended, supplemented or otherwise modified from time to time.

          "Mezzanine Borrowers" as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Mezzanine Borrowers or any interest in Mezzanine Borrowers.

          "Mezzanine Loan Documents" shall mean the Mezzanine Loan Agreement, the Mezzanine Note, this Guaranty, the Pledge Agreement and all other documents now or hereafter executed and/or delivered in connection with the Mezzanine Loan as such documents may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Mortgage" means, (a) with respect to each Property located in the State of Ohio, a first priority Mortgage, Assignment of Leases and Rents and Security Agreement or (b) with respect to each Property located in the State of Maryland, a first priority Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering such Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, and "Mortgages" means all such instruments collectively.

          "Mortgage Borrowers" as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Mortgage Borrowers or any interest in Mortgage Borrowers.

          "Mortgage Loan Documents" shall mean the Mortgage Loan Agreement, the Mortgage Note, this Guaranty, the Pledge Agreement and all other documents now or hereafter executed and/or delivered in connection with the Mortgage Loan as such documents may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Non-Guarantor Restrictions" shall have the meaning set forth in
Section 4.1 of this Guaranty.

          "Non-Guarantor Subsidiaries" shall mean the subsidiaries of Parent listed on Schedule E hereto.

          "Notice" shall have the meaning set forth in Section 10.5 of this Guaranty.

          "Nursing Facility" has the meaning set forth in the definition of the term "Healthcare Facility".

          "Obligor" shall mean, collectively, each Mortgage Borrower, each Mezzanine Borrower, each Trans Lessee and each Guarantor.

          "Officer's Certificate" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Borrower.

          "Other Charges" means all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Properties, now or hereafter levied or assessed or imposed against the Properties or any part thereof.

          "P&S Agreement" shall mean the Millennium Purchase and Sale Agreement, dated March 19, 2002, as amended by that certain First Addendum to Asset Purchase Agreement dated August 30, 2002 by and among Trans Healthcare, Inc. ("Parent"), an affiliate of the Borrowers, Millennium Heath Services, LLC (the "Maryland Seller"), Robert G. Owens and Stanley H. Snow (as so amended, the "Millennium Agreement") with respect to the Properties, including, but not limited to, any representations, warranties, covenants, and indemnities made by any Seller Parties (as defined in the Millennium Agreement) or the Maryland Seller to and with respect to the Properties (the "Purchase Agreement Assigned Rights"); provided, however, that the foregoing shall be without limitation upon the right of Parent or Seller to rely upon, enforce and benefit from the Purchase Agreement Assigned Rights.

          "Permitted Debt" shall mean (i) all Debt existing as of the date hereof listed on Schedule 1.1(b), (ii) Debt incurred pursuant to this Guaranty or any other Loan Document or Lease Document, including any renewals, refinancings or extensions thereof, (iii) Debt incurred by Parent in favor of GTCR provided that such Debt shall be Unsecured Debt in the form of preferred equity on terms and conditions substantially similar to the preferred equity outstanding on the date hereof or as are otherwise acceptable to the Lender in its sole discretion or Unsecured Debt on terms and conditions acceptable to the Lender in its sole discretion including, without limitation, that such Unsecured Debt shall be subject and subordinate in right of payment to the right of the Lender to receive the prior indefeasible payment and satisfaction in full of all Guaranteed Obligations pursuant to the terms of an intercreditor agreement between Lender and

GTCR, in form and substance satisfactory to the Lender, and (iv) Debt incurred by Parent in an amount of up to $5,000,000 provided that such Debt shall be Unsecured Debt and shall be on terms and conditions approved in writing in advance by Lender in its sole discretion including, without limitation, that the holder of such financing shall subordinate all payments on such financing to any payments of Parent's obligations under this Guaranty and such holder shall agree to defer payment of such financing until all of Parent's obligations under this Guaranty have terminated.

          "Permitted Encumbrances" shall mean Liens permitted under Section 7.2(a) hereof.

          "Permitted Holders" shall mean GTCR and each of the officers, employees and directors of Parent, in each case as long as such Person shall remain an officer, employee or director of Parent; provided, however, that in no event shall any Persons (other than GTCR) be deemed "Permitted Holders" with respect to more than 30% of the total voting power of the voting stock of Parent.

          "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

          "Pledge Agreement" has the meaning set forth in the recitals hereto.

          "Pro Forma Basis" shall mean, for purposes of determining compliance with any financial covenant hereunder, that the subject transaction shall be deemed to have occurred as of the first day of the applicable period ending on a Quarterly Measurement Date for which annual or quarterly financial statements shall have been delivered in accordance with the provisions of this Guaranty. Further, for purposes of making calculations on a "Pro Forma Basis" hereunder,
(i) in the case of an Asset Disposition, (A) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Asset Disposition shall be excluded to the extent relating to any period prior to the actual date of the subject transaction, and
(B) Debt paid or retired in connection with the subject transaction shall be deemed to have been paid and retired as of the first day of the applicable period; and (ii) in the case of an Acquisition, (A) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Acquisition shall be included to the extent relating to any period prior to the actual date of the subject transaction, and (B) Debt incurred in connection with the subject transaction shall be deemed to have been incurred as of the first day of the applicable period (and interest expense shall be imputed for the applicable period utilizing the actual interest rates thereunder or, if actual rates are not ascertainable, assuming prevailing interest rates hereunder).

          "Property" shall mean the "Property" as defined in the Mortgage Loan Agreement, the "Property" as defined in the Mezzanine Loan Agreement, the "Premises" as defined in the Master Lease and all parcels of land, buildings, structures and other improvements thereon owned or leased by any of the Guarantors.

          "Purchase and Sale Agreement" shall mean the Purchase and Sale Agreement of even date herewith by and between Trans Healthcare of Ohio, Inc. and Lender.

          "Quarterly Measurement Date" shall mean the last Business Day of March, June, September and December in each year, commencing on or after the date hereof.

          "Rating Agencies" shall mean, as applicable, prior to the final Securitization of the Mortgage Loan, Mezzanine Loan or the Master Lease, each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and Fitch, Inc. or any other nationally-recognized statistical rating agency which has been designated by Lender and, as applicable, after the final Securitization of the Mortgage Loan, Mezzanine Loan or Master Lease, shall mean any of the foregoing that have rated any of the securities issued in connection with such Securitization.

          "Real Estate Assets" shall mean, as of any date, the real estate assets of Parent and its Consolidated Subsidiaries on such date, on a consolidated basis, determined in accordance with GAAP.

          "Release" with respect to any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

          "Remediation" (and its correlative terms) includes but is not limited to any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to herein, including the preparation of any plans, studies, reports or documents with respect thereto.

          "Replacement Guaranty" shall have the meaning set forth in Section
2.14 of this Guaranty.

          "Replacement Guaranty Election" shall have the meaning set forth in
Section 2.14 of this Guaranty.

          "Requirements" shall mean all applicable present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements of every Governmental Authority having jurisdiction over Parent or any Loan Party or any Property and all restrictive covenants applicable to any Property.

          "Secondary Market Transaction" shall have the meaning set forth in
Section 10.17 of this Guaranty.

          "Secured Debt" shall mean all Debt of Parent and its Consolidated Subsidiaries secured by a mortgage, lien, charge, pledge or security interest or other encumbrance on the property of Parent or any of its Consolidated Subsidiaries.

          "Securitization" shall have the meaning set forth in Section 10.17 of this Guaranty.

          "Service Guarantors" shall mean the subsidiaries of Parent listed on Schedule F hereto.

          "Subordinated Debt" shall mean Debt which by the terms of such Debt is subordinated in right of payment to the principal of and interest and premium, if any, on the loans and obligations owing hereunder and the guaranties thereof.

          "Subsidiary" shall mean, as to any Person, any corporation or other entity of which at least the majority of the outstanding voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is at the time directly or indirectly owned or controlled by such Person or by one or more of any entities directly or indirectly controlled by such Person.

          "Taxes" means all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any of the Properties or part thereof, together with all interest and penalties thereon.

          "Title Company" shall mean The First American Title Company or any other title insurance company of recognized national standing which is acceptable to the Lender in its sole discretion.

          "Total Consolidated Assets" shall mean, at any date, the total assets of the Parent and its Consolidated Subsidiaries on a consolidated basis as of such date determined in accordance with GAAP.

          "Trailing Four Quarter Period" shall mean the period of four consecutive full fiscal quarters of the Parent and its Consolidated Subsidiaries ended on such date (or, in the case of any such date which is earlier than December 31, 2003, for the period from the Closing Date to and including such date multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days in such period).

          "Unsecured Debt" shall mean any Debt of Parent or its Consolidated Subsidiaries that is not Secured Debt.

          "Updated Information" shall have the meaning set forth in Section
10.17 of this Guaranty.

                    ARTICLE II - NATURE AND SCOPE OF GUARANTY

          Section 2.1 Guaranty of Obligations. Each Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Each Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

          Section 2.2 Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by any Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by any Guarantor. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of each Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender, any subsequent holder of the Mortgage Note, the Mezzanine Note and any successor or assignee of Lender to the Mortgage Loan Agreement, the Mezzanine Loan Agreement and the Sale/Leaseback Transaction and shall not be discharged by the assignment of any of the Mortgage Loan Documents, Mezzanine Loan Documents or the Lease Documents or the assignment and negotiation of all or part of the Mortgage Note, Mezzanine Note or the Lease Documents.

          Section 2.3 Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of each Guarantor to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of any Mortgage Borrower, any Mezzanine Borrower, any Trans Lessee or any other party against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

          Section 2.4 Payment by Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, each Guarantor shall, immediately upon demand by Lender and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender's address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

          Section 2.5 No Duty to Pursue Others. It shall not be necessary for Lender (and each Guarantor hereby waives any rights which each Guarantor may have to require Lender), in order to enforce the obligations of each Guarantor hereunder, first to (i) institute suit or exhaust its remedies against any Mortgage Borrower, any Mezzanine Borrower or any Trans Lessee or others liable on the Guaranteed Obligations or any other Person, (ii) enforce Lender's rights against any collateral which shall ever have been given to secure the Guaranteed Obligations, (iii) enforce Lender's rights against any other guarantors of the Guaranteed Obligations, (iv) join any Mortgage Borrower, any Mezzanine Borrower or any Trans Lessee or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Guaranteed Obligations, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

          Section 2.6 Waivers. Each Guarantor agrees to the provisions of the Mortgage Loan Documents, Mezzanine Loan Documents and the Lease Documents and hereby waives notice of (i) any loans or advances made by Lender to any Obligor,
(ii) acceptance of this Guaranty, (iii) any amendment, modification, replacement or extension of the Mortgage Loan Agreement, the Mezzanine Loan Agreement, the Mortgage Note, the Mezzanine Note, the Pledge Agreement, any other Mortgage Loan Document, Mezzanine Loan Document or any Lease Document, (iv) the execution and delivery by any Obligor and Lender of any other loan or credit agreement or of any Obligor's, execution and delivery of any promissory notes or other documents arising under the Mortgage Loan Documents, Mezzanine Loan Documents, in connection with any Property, or under any Lease Document, (v) the occurrence of any breach by any Obligor or a Default, (vi) Lender's transfer or disposition of the Guaranteed Obligations, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by any Obligor, (ix) any release in whole or in part, of any security for the Guaranteed Obligations, (x) any forbearance, waiver, consent, indulgence or other action or inaction which Lender may hereafter consent to, accord, grant or take with respect to any Obligor in respect of the Mortgage Loan Agreement, the Mezzanine Loan Agreement, the Mortgage Note, the Mezzanine Note, the Pledge Agreement, any other Mortgage Loan Document, Mezzanine Loan Document or any Lease Document or (xi) any other action at any time taken or omitted by Lender and, generally, all demands and notices of every kind in connection with this Guaranty, the Mortgage Loan Documents, Mezzanine Loan Documents, the Lease Documents or any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guaranteed.

          Section 2.7 Payment of Expenses. In the event that any Guarantor should breach or fail to timely perform any provisions of this Guaranty, each Guarantor shall, immediately upon demand by Lender, pay Lender all costs and expenses (including court costs and attorneys' fees) incurred by Lender in the enforcement hereof or the preservation of Lender's rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

          Section 2.8 Joint and Several Obligations. The obligations of each Guarantor hereunder shall be several and also joint each with all or with any one or more of the other parties now or hereafter guaranteeing any of the Guaranteed Obligations, and such obligations of each Guarantor may be enforced against each Guarantor separately or against any two or more jointly, or against some separately and some jointly.

          Section 2.9 Effect of Bankruptcy. In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, Lender must rescind or restore any payment or any part thereof received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to each Guarantor by Lender shall be without effect and this Guaranty shall remain in full force and effect. It is the intention of each

Guarantor that each its respective obligations hereunder shall not be discharged except by such Guarantor's performance of such obligations and then only to the extent of such performance.

          Section 2.10 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, unless and until the indefeasible payment and satisfaction in full of all of the Guaranteed Obligations, each Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating each Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from any Mortgage Borrower, any Mezzanine Borrower or any Trans Lessee or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise.

          Section 2.11 Security for Guaranteed Obligations. Parent and certain of the Guarantors shall pledge, transfer and assign pursuant to the Pledge Agreement and grant to Lender as security for the payment and performance of the Guaranteed Obligations a continuing perfected security interest in and to and general first lien upon the Pledged Equity (as defined in the Pledge Agreement) pursuant to the Pledge Agreement.

          Section 2.12 Termination of Guaranty as to Mortgage Loan. Upon Lender's election, upon the inclusion of the Mortgage Loan in a Secondary Market Transaction including, but not limited to a Securitization (as defined in the Mortgage Loan Agreement), the Guaranty shall terminate as to that portion of the Mortgage Loan as Lender shall elect. From and after such election, this Guaranty shall be interpreted without reference to the terms relating to the Mortgage Borrowers, Mortgage Loan, Mortgage Note, Mortgage Loan Agreement, Mortgage Loan Documents and such other terms relating solely to the Mortgage Loan. Obligors shall execute such amendments to the Mortgage Loan Documents, including, but not limited to, this Guaranty and the Pledge Agreement as Lender shall request to effectuate the foregoing.

          Section 2.13 Termination of Certain Covenants. Within thirty (30) days after the date that the terms of Sections 2.4.2(b) or 8.2(b)(as applicable), and
24.2 of the Mortgage Loan Agreement, the Mezzanine Loan Agreement and the Master Lease respectively are satisfied including, without limitation, the indefeasible prepayment in full of the Mezzanine Loan, upon the payment by Parent to Lender of security deposits under the Master Lease in an amount equal to two years rent (after taking into account the amount of security deposits already held by Parent), Parent may elect, in its sole discretion, to terminate the application of the covenants provided in Articles VI and VII hereof (a "Covenant Replacement Event") and thereafter this Guaranty shall be interpreted without reference to such covenants.

          Section 2.14 New Leases; Revise Lease Documents. Each Guarantor acknowledges and agrees that the Master Lease permits the Lender to elect, in its sole discretion, to : (i) delete and eliminate one or more Lease Properties (as defined in the Master Lease) from the Master Lease (a "Deletion Event");
(ii) upon the occurrence of a Deletion Event, require that those Trans Lessees which lease the Leased Properties that are the subject of a Deletion Event (the "Deleted Properties") execute and enter into a New Lease (as defined in the Master Lease) with the Lender on substantially the same terms as are contained in the Master Lease (as more particularly described and discussed in Section 42 in the Master Lease); and
(iii) to add one or more Additional Properties (as defined in the Master Lease) to the Master Lease pursuant to Section 41 of the Master Lease (an "Addition Event"). Upon the occurrence of a Deletion Event, the Lender may elect, in its sole discretion, to (i) terminate this Guaranty as to the Deleted Properties for all relevant purposes; (ii) require that the Guarantors execute and enter into a new guaranty of any New Lease containing the same terms and conditions as this Guaranty as to such New Lease and the applicable Leased Properties and a new Pledge Agreement as to such New Lease and the applicable Leased Properties; or
(iii) allow any New Lease to constitute a Lease Document within the meaning of this Guaranty. If the Lender elects alternative (i) or alternative (ii) of the preceding sentence, (i) the Lease Documents shall no longer include any New Lease, (ii) the Property shall no longer include the Deleted Properties; (iii) the Trans Entities shall no longer include the "tenants" of the Deleted Properties; and (iv) this Guaranty shall be interpreted without reference to the Deleted Properties or such Trans Entities. Upon the occurrence of an Addition Event, the Lender may elect, in its sole discretion, to require that the Additional Properties again be subject to this Guaranty. The Lender may elect, in its sole discretion, to delete and eliminate the Lease Documents, the Leased Properties and the Trans Lessees from this Guaranty for all relevant purposes (a "Replacement Guaranty Election") and require that the Guarantors provide an independent, stand alone guaranty for the Lease Documents containing the same terms, conditions, assurances and guarantees as this Guaranty, but relating exclusively to the Sale/Leaseback Transaction. If the Lender makes a Replacement Guaranty Election, (a) this Guaranty shall terminate as to the Sale/Leaseback Transaction at such time as the Replacement Guaranty (as hereinafter defined) has been executed by all of the Guarantors; (b) this Guaranty shall be interpreted without reference to the terms relating to the Trans Lessees, the Sale/Leaseback Transaction or the Lease Documents at such time as the Replacement Guaranty has been executed by each Guarantor; and (c) the Guarantors shall execute and enter into a guaranty to and for the benefit of the Lender as to the Sale/Leaseback Transaction and the Lease Documents (the "Replacement Guaranty") containing the same terms, conditions, protections, guarantees and assurances as this Guaranty but relating solely to the Sale/Leaseback Transaction and the Lease Documents. Obligors shall execute such amendments to the Lease Documents, this Guaranty, the Mortgage Loan Documents and the Pledge Agreement as Lender shall request to effectuate any of the foregoing.

                   ARTICLE III - EVENTS AND CIRCUMSTANCES NOT
                 REDUCING OR DISCHARGING GUARANTOR'S OBLIGATIONS

          Section 3.1 Events and Circumstances Not Reducing or Discharging Guarantor's Obligations. Each Guarantor hereby consents and agrees to each of the following and agrees that its respective obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which each Guarantor might otherwise have as a result of or in connection with any of the following:

               (a) Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, any Mortgage Loan Document, Mezzanine Loan Document, any Lease Document or any other document, instrument, contract or understanding between any Obligor and Lender

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

     or any other parties pertaining to the Guaranteed Obligations or any failure of Lender to notify each Guarantor of any such action.

               (b) Adjustment. Any adjustment, indulgence, waiver, forbearance or compromise that might be granted or given by Lender to any Obligor or any Guarantor.

               (c) Condition of Borrower or Guarantors. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any Mortgage Borrower, any Mezzanine Borrower, any Trans Lessee, any Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of any Mortgage Borrower, any Mezzanine Borrower, any Trans Lessee or any Guarantor or any sale, lease or transfer of any or all of the assets of any Mortgage Borrower, any Mezzanine Borrower, any Trans Lessee or any Guarantor or any changes in the shareholders, partners or members of any Mortgage Borrower, any Mezzanine Borrower, any Trans Lessee or any Guarantor; or any reorganization of any Mortgage Borrower, any Mezzanine Borrower, any Trans Lessee or any Guarantor.

               (d) Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including without limitation the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Mortgage Loan Agreement, the Mezzanine Loan Agreement, the Mortgage Note, the Mezzanine Note, the Pledge Agreement, any other Mortgage Loan Document, Mezzanine Loan Document or any Lease Document or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) any Obligor has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from such Obligor,
     (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or
     (vii) the Mortgage Loan Agreement, the Mezzanine Loan Agreement, the Mortgage Note, the Mezzanine Note, the Pledge Agreement, any other Mortgage Loan Document, Mezzanine Loan Document or any Lease Document have been forged or otherwise are irregular or not genuine or authentic, it being agreed that each Guarantor shall remain liable hereon regardless of whether any Obligor or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

               (e) Release of Obligors. Any full or partial release of the liability of any Obligor on the Guaranteed Obligations or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and each Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other parties to pay or perform the Guaranteed Obligations.

               (f) Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

               (g) Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

               (h) Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

               (i) Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Guarantor that it is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

               (j) Offset. The Guaranteed Obligations and the liabilities and obligations of each Guarantor to Lender hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of any Obligor against Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

               (k) Merger. The reorganization, merger or consolidation of any Obligor into or with any other Person.

               (l) Preference. Any payment by any Obligor to Lender is held to constitute a preference under bankruptcy laws or for any reason Lender is required to refund such payment or pay such amount to any Obligor or someone else.

               (m) Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Mortgage Loan Document, Mezzanine Loan Documents, the Lease Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of each Guarantor that it shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

             ARTICLE IV - REPRESENTATIONS, WARRANTIES AND AGREEMENTS

          Section 4.1 Representations and Warranties. To induce Lender to enter into the Loan Documents and extend credit to each Mortgage Borrower and the Mezzanine Borrower and enter into the Sale/Leaseback Transaction with the Trans Lessees, each Guarantor represents and warrants to Lender as follows:

               (a) Benefit. (i) Parent is the owner of a direct or indirect interest in each Mortgage Borrower, each Trans Lessee and each Mezzanine Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

                    (ii) Each Guarantor is an Affiliate of each Mortgage Borrower, each Mezzanine Borrower and each Trans Lessee, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

                    (iii) Obligors make up a related organization of various entities constituting a single economic and business enterprise so that Obligors share an identity of interests such that any benefit received by any one of them benefits the others.

               (b) Familiarity and Reliance. Each Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of each Mortgage Borrower, each Mezzanine Borrower and each Trans Lessee and is familiar with the value of any and all collateral intended to be created as security for the payment of the obligations evidenced by the Mortgage Loan Documents, Mezzanine Loan Documents, Lease Documents or Guaranteed Obligations; however, each Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

               (c) No Representation by Lender. Neither Lender nor any other party has made any representation, warranty or statement to any Guarantor in order to induce such Guarantor to execute this Guaranty.

               (d) Guarantor's Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, each Guarantor is and will be solvent and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

               (e) Legality. The execution, delivery and performance by each Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation whatsoever to which each Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, or any contract, agreement or other instrument to which such Guarantor is a party or which may be applicable to such Guarantor. This Guaranty has been duly authorized and approved on the part of each Guarantor by all necessary corporate action, and this Guaranty is a legal and binding obligation of each Guarantor, is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

               (f) True and Complete Disclosure. (i) All information, documents, financial reports and other projections, which have been made available to Lender by any Guarantor or its Subsidiaries, in connection with the negotiation, preparation or delivery of the Loan Documents and the Lease Documents, including this Guaranty, whether prior to or after the date of this Guaranty, when taken as a whole, are true, correct and complete in all material respects and do not or will not, contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained therein not misleading in any material respect, and all financial projections, results or reports concerning Parent or any Trans Entity that have been or are hereafter made available to Lender by any Guarantor or its Subsidiaries have been or will be prepared in good faith based upon the assumptions Parent believes to be reasonable; provided, however, the foregoing representation and warranty shall not constitute a guaranty by Parent or any Trans Entity regarding the future performance of the Properties as may be set forth in any projections.

                    (ii) Parent has delivered to Lender a true and complete copy of all financing, partnership and other documents which restrict Parent from pledging its Equity Interests in each of the Non-Guarantor Subsidiaries and prohibit each Non-Guarantor Subsidiary from executing and delivering this Guaranty (collectively, the "Non-Guarantor Restrictions").

                    (iii) Parent has delivered to Lender a true and complete copy of all documents with GTCR which create an Equity Interest in Parent or any of its

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

     Consolidated Subsidiaries or any Debt as to Parent or any of its Consolidated Subsidiaries.

                    (iv) Parent has delivered to Lender a true and complete copy of the P&S Agreement.

               (g) Bankruptcy. Each Guarantor or its Subsidiaries is not party to, nor has it ever contemplated, any bankruptcy, insolvency or similar proceeding.

               (h) Default. Neither Parent nor the contract sellers are in default pursuant to the P&S Agreement, which P&S Agreement is in full force and effect and constitutes a valid and binding obligation of the parties thereto. The P&S Agreement provides Parent (and its successors and assigns) with the unconditional right to acquire the certain properties (the "Acquired Properties") on or prior to the Closing Date and Parent is not aware of any fact or condition that has occurred (or failed to occur) which would prevent Parent (or its successors or assigns) from acquiring the Acquired Properties pursuant to the P&S Agreement.

               (i) Indemnification. Parent agrees and does hereby indemnify and hold harmless the Lender, its affiliates and subsidiaries and their respective directors, officers, employees, advisors and agents (each, an "Indemnified Party") from and against (and will reimburse each Indemnified Party as the same are incurred) any and all losses, claims, damages, liabilities and expenses (including, without limitation, the reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) any matters contemplated by any Loan Document or Lease Document other than those losses, claims, damages, liabilities and expenses solely attributable to the Lender's gross negligence or willful misconduct.

               (j) Survival. All representations, warranties and agreements in this Article 4 made by each Guarantor herein shall survive the execution hereof.

                              ARTICLE V - COVENANTS

     Each Guarantor covenants and agrees with the Lender that, so long as (i) the Mortgage Loan or the Mezzanine Loan or any additional credit is outstanding and until payment in full of all amounts payable by any Mortgage Borrower pursuant to the terms and conditions of the Mortgage Loan Agreement and all amounts payable by any Mezzanine Borrower pursuant to the terms and conditions of the Mezzanine Loan Agreement (other than the covenants that survive payment in full) or (ii) the Sale/Leaseback Transaction is outstanding and until payment in full of all amounts payable by any Trans Lessee pursuant to the terms and conditions of the Sale/Leaseback Transaction (other than the covenants that survive payment in full):

          Section 5.1 Financial Statements, Etc. Each Guarantor will deliver the following information to the Lender:

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

               (a) as soon as available, and in any event within one hundred twenty (120) days after the close of each Fiscal Year, in hard copy and electronic format and presented on a consolidated as well as a property-by-property basis, financial statements prepared for such year with respect to the Guarantors, including a balance sheet and operating statement as of the end of such year, together with related statements of income and capital for such Fiscal Year, audited by a "Big Four" accounting firm or a nationally recognized, independent certified public accounting firm reasonably satisfactory to Lender whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP applied on a consistent basis and shall not be qualified as to the scope of the audit or as to the status of such Guarantor as a going concern or any other material qualification. Together with each Guarantor's annual financial statements, each Guarantor shall furnish to Lender an Officer's Certificate (i) certifying as of the date thereof whether to the best of such Guarantor's knowledge there exists an event or circumstance which constitutes a Default or Event of Default and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same and (ii) demonstrating in reasonable detail compliance with the provisions of Sections 6.1, 6.2, 6.3,
     6.4 and 7.1 (including in detail all calculations necessary therein).

               (b) as soon as available and in any event within 45 days after the close of each Fiscal Year, unaudited financial statements prepared for such year with respect to Guarantors, including a balance sheet and operating statement as of the end of such year, together with related statements of income and capital for such Fiscal Year. Together with each Guarantor's interim financial statements, each Guarantor shall furnish to Lender an Officer's Certificate (i) certifying as of the date thereof whether to the best of such Guarantor's knowledge there exists an event or circumstance which constitutes a Default or Event of Default and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same and (ii) demonstrating in reasonable detail compliance with the provisions of Sections 6.1, 6.2, 6.3, 6.4 and 7.1 (including in detail all calculations necessary therein).

               (c) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Parent and its Consolidated Subsidiaries, (i) an unaudited consolidated balance sheet of Parent and its Consolidated Subsidiaries, together with the related consolidated and consolidating statements of operations for such Fiscal Quarter and for the portion of the Fiscal Year ended at such Fiscal Quarter and of cash flows for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in comparative form the unaudited consolidated and consolidating statements of operations and cash flows (to the extent available) for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all prepared in accordance with GAAP. Together with each Guarantor's interim financial statements, each Guarantor shall furnish to Lender an Officer's Certificate
     (i) certifying as of the date thereof whether to the best of such Guarantor's knowledge there exists an event or circumstance which constitutes a Default or Event of Default and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same and (ii) demonstrating in reasonable detail compliance with the provisions of Sections 6.1, 6.2, 6.3, 6.4 and 7.1 (including in detail all calculations necessary therein).

               (d) as soon as available and in any event within 30 days after the end of each month of each Fiscal Year of Parent and its Consolidated Subsidiaries, (i) an unaudited consolidated balance sheet of Parent and its Consolidated Subsidiaries, together with the related consolidated and consolidating statements of operations for such month and for the portion of the Fiscal Year ended at such month and of cash flows for the portion of the Fiscal Year ended at the end of such month, setting forth in comparative form the unaudited consolidated and consolidating statements of operations and cash flows (to the extent available) for the corresponding month and the corresponding portion of the previous Fiscal Year.

               (e) notwithstanding anything to the contrary herein, within two days after the sending or filing thereof, furnish or cause to be furnished to Lender copies of all reports, financial statements and proxy statements which each Guarantor or its Subsidiaries sends to its stockholders generally and copies of all reports (including annual, quarterly or current reports), proxy statements and registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) which any such Person files with the Securities and Exchange Commission, any national or local securities exchange or the National Association of Securities Dealers, Inc.

               (f) within five Business Days after any executive officer or senior financial officer of any Guarantor obtains knowledge of (i) any Default, including any action or condition which is reasonably likely to have a Material Adverse Effect, including but not limited to the knowledge of any default, action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting Parent or any Loan Party or any of its assets, and (ii) if such Default is then continuing, a certificate of a senior financial officer setting forth the details thereof and the action that each Guarantor is taking or proposes to take with respect thereto;

               (g) promptly, upon receipt or delivery by Parent or any Loan Party, any notice of default under any agreement relating to Property or any material agreement which is reasonably likely to have a Material Adverse Effect;

               (h) promptly after any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title 1V of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC, (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of a Financial Officer setting forth details as to such occurrence and the action, if any, which any Obligor or the applicable member of the ERISA Group is required or proposes to take;

               (i) as soon as reasonably practicable after any Executive Officer obtains knowledge of the commencement of an action, suit or proceeding against any Obligor, any Guarantor or any of their respective Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or which in any manner questions the validity of any Loan Document, Officer's Certificate setting forth the nature of such action, suit or proceeding and such additional information as may be reasonably requested by the Lender;

               (j) promptly after an Executive Officer obtains knowledge of one or more judgments or orders of a court or arbitrator or regulatory authority for the payment of money aggregating in excess of $250,000 rendered against any Obligor, any Guarantor or any of their respective Subsidiaries, Officer's Certificate setting forth the nature and amount of such judgment and whether any Obligor or Guarantor intends to seek a stay or appeal of such judgment made such additional information as may be reasonably requested by the Lender;

               (k) promptly upon each Guarantor's receipt from its independent public accountants of any management letter which indicates a material weakness in the reporting practices of any Mortgage Borrower, any Mezzanine Borrower, any Trans Lessee or any Guarantor, a description of such material weakness and any action being taken with respect thereto;

               (l) within 15 days after the commencement of each Fiscal Year,
     (i) cash flow, balance sheet and income statement forecasts in reasonable detail for Parent and its Consolidated Subsidiaries prepared on a monthly basis for the Fiscal Year and, promptly when available, any material revisions of such forecast and (ii) Parent's business and financial plans for such Fiscal Year, setting forth the assumptions used in preparing such plans and, promptly when available, any material revisions of such plans;

               (m) promptly upon their becoming available, copies of all press releases and other statements made available generally by any Obligor, including, but not limited to, each Guarantor to the public concerning material developments in its business;

               (n) from time to time such additional information as the Lender may reasonably request in writing relating to the business of each Guarantor or any of its respective Subsidiaries including, without limitation, information regarding any of their financial position and results of operations, actuarial reports and insurance coverage.

          Section 5.2 Transactions with Non-Guarantor Subsidiaries. Each Guarantor shall furnish to the Lender an Officer's Certificate at the end of each Fiscal Quarter certifying (i) any Investment made by Parent or a Loan Party in the Non-Guarantor Subsidiaries and (ii) evidence of any dividend or distribution received by Parent or any Loan Party from the Non-Guarantor Subsidiaries in cash on a non-contingent basis, without any obligation to return such dividend or distribution by Parent or any Loan Party.

          Section 5.3 Maintenance of Property. Each Guarantor will keep, and shall cause each of their respective Subsidiaries to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear, casualty and condemnation excepted.

          Section 5.4 Insurance.

               (a) Insurance Policies. Subject to the terms of the Mortgage Loan Documents, the Mezzanine Loan Documents and the Loan Documents, (A) each Guarantor will maintain, and shall cause each of their respective Subsidiaries to maintain, insurance for each Guarantor and its respective Subsidiaries and each Property providing at least the following coverages:

                    (i) coverage for loss or damage by fire, lightning, wind and such other perils as are included in a standard "all risk" or "special causes of loss" endorsement and against loss or damage by other risks and hazards covered by a standard property insurance policy including, without limitation, riot, civil commotion, vandalism, malicious mischief, burglary and theft on the Improvements and the personal property at the Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Guaranty shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but as to the "Properties" as defined in the Mortgage Loan Agreement and the Mezzanine Loan Agreement, the amount shall in no event be less than the Allocated Loan Amount (as defined in the Mortgage Loan Agreement and the Mezzanine Loan Agreement) of such property; (B) containing an agreed amount endorsement with respect to the Improvements and personal property at the Property waiving all co-insurance provisions; (C) providing for no deductible in excess of Ten Thousand and No/100 Dollars ($10,000) for all such insurance coverage; and (D) containing (a) an "Ordinance or Law Coverage" or "Enforcement" endorsement and (b) "demolition" insurance (in an amount equal to ten percent (10%) of the value of the Improvements) and "increased cost of construction" insurance (equal to twenty-five percent (25%) of the value of the Improvements, or such other amount approved by Lender, if any of the Improvements or the use of the applicable Property shall at any time constitute legal non-conforming structures or uses. In addition, each Guarantor shall obtain, and shall cause each of their respective Subsidiaries to obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard insurance in an amount equal to the lesser of (1) the "Full Replacement Cost" (defined above) but as to the "Properties" as defined in the Mortgage Loan Agreement and the Mezzanine Loan Agreement, no less than the Allocated Loan Amount (as defined in the Mortgage Loan Agreement and the Mezzanine Loan Agreement) of the applicable property or
     (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended; and
     (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the applicable Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i).

                    (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called "occurrence" (or claims made form if the "occurrence" form is not available at commercially reasonable prices) form with a combined limit, excluding umbrella coverage, of not less than One Million and No/100 Dollars ($1,000,000) per occurrence with a minimum Three Million and No/100 Dollars ($3,000,000) general aggregate; (B) to continue at not less than the aforesaid limit until required to be changed by Lender by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; (5) contractual liability covering the indemnities contained in Article 9 of the related Mortgage to the extent the same is available; (6) broad form property damage; (7) personal injury (including death resulting therefrom); (8) healthcare professional liability and (9) a liquor liability endorsement if alcoholic beverages are sold at the Property and (B) with a deductible of no more than $10,000.

                    (iii) business interruption insurance (A) with loss payable to Lender in the case of the Properties securing the Mortgage Loan and Mezzanine Loan or subject to the Lease Documents; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above and (xi) below; (C) in an amount sufficient to avoid any co-insurance penalty and to provide proceeds which will cover a period of not less than eighteen (18) months from the date of casualty or loss; (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Property has been repaired, the continued loss of income will be insured until such income returns to the same level it was prior to the loss, or the expiration twenty-four (24) months from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of coverage shall be no less than $12,000,000;

                    (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the applicable Property's coverage form does not otherwise apply,
     (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the applicable Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

                    (v) workers' compensation, subject to the statutory limits of the state in which the applicable Property is located, and employer's liability insurance with a limit of at least One Hundred Thousand and No/100 Dollars ($100,000) per accident and per disease per employee, and Five Hundred Thousand and No/100 Dollars ($500,000) aggregate in respect of any work or operations on or about the Property, or in connection with the applicable Property or its operation (if applicable);

                    (vi) broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery, and equipment located in, on or about any Property (including "system breakdown coverage") in an amount equal to or greater than the repair and full replacement cost of such equipment and insurance against loss of occupancy or use arising from any breakdown of such equipment in such amounts as are generally required by institutional lenders for properties comparable to the Properties;

                    (vii) umbrella liability insurance in addition to primary coverage in an aggregate amount not less than Nine Million and No/100 Dollars ($9,000,000) on terms consistent with the commercial general liability insurance policy required under subsection (ii) above that cover all claims typically covered by an umbrella liability policy including all legal liability imposed upon any Guarantor or Subsidiary of a Guarantor and all court costs and attorneys' fees connection with the ownership, operation and maintenance of the Properties;

                    (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000);

                    (ix) if alcoholic beverages are sold at the applicable Property, so-called "dramshop" insurance or other liability insurance required in connection with the sale of alcoholic beverages;

                    (x) insurance against employee dishonesty in an amount not less than $100,000 and with a deductible not greater than Ten Thousand and No/100 Dollars ($10,000);

                    (xi) if the insurance required under clause (i) above excludes coverage for acts of terrorism, each Guarantor shall provide, and shall cause each of its Subsidiaries to provide, terrorism insurance coverage in an amount equal to the lesser of (1) the "Full Replacement Cost" (defined above) but, in the case of the Properties which are part of the Mortgage Loan or Mezzanine Loan transactions, no less than the Loan Amount (as defined in the Mortgage Loan Agreement and the Mezzanine Loan

     Agreement) or (2) the maximum amount of such insurance which is commercially reasonably available, unless at the time of determination: (i) it is not available at commercially reasonable rates; (ii) no Affiliates of any Guarantor or Subsidiary of a Guarantor are maintaining terrorism insurance with respect to another property; (iii) terrorism insurance is not commonly maintained by owners of other similar properties and (iv) terrorism insurance is not required for securitized loans similar to the Mortgage Loan or Mezzanine Loan and secured by property similar to the Properties and with similar ratings as the Mortgage Loan or Mezzanine Loan in the commercial mortgage-backed securities market; and

                    (xii) such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards or casualties which at the time are commonly insured against for property similar to the Properties located in or around the region in which the Properties are located including, without limitation, sinkhole, mine subsidence and environmental insurance, due regard being given to the height and type of property, construction, location, use and occupancy.

                    (B) All insurance provided for in Section 5.1(a)(A) shall be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy") and, to the extent not specified above, shall be subject to the approval of Lender as to deductibles, loss payees and insureds. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums then due thereunder (the "Insurance Premiums"), shall be delivered by Borrowers to Lender. Borrowers shall deliver certified copies of the Policies to Lender within thirty (30) days of the Closing Date and thereafter upon request. All Policies must have a term of not less than one (1) year.

                    (C) Intentionally deleted.

                    (D) As to the Properties in the Mortgage Loan, Mezzanine Loan and Sale/Leaseback Transaction, all Policies of insurance provided for or contemplated by Section 5.1(a)(A), except for the Policy referenced in Section 5.1(a)(A)(v), shall name each applicable Guarantor or Subsidiary of a Guarantor or, as to the Properties in the Sale/Leaseback Transaction, the Lender as the insured and, for the Properties in the Mortgage Loan or Mezzanine Loan transactions, Lender and its successors and/or assigns as the additional insured, as its interests may appear, and in the case of property damage, terrorism insurance, boiler and machinery, flood and earthquake insurance for the Properties in the Mortgage Loan or Mezzanine Loan transactions, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

                    (E) All Policies of insurance provided for in Section 5.1(a)(A) shall contain clauses or endorsements to the effect that:

                    (i) no act or negligence of any Guarantor or Subsidiary of a Guarantor, or anyone acting for any Guarantor or Subsidiary of a Guarantor, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

                    (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days' written notice to Lender and any other party named therein as an additional insured;

                    (iii) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder; and

                    (iv) to the extent available at commercially reasonable rates, a waiver of subrogation rights as to Lender.

                    (F) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to any Guarantor or Subsidiary of a Guarantor, to take such action as Lender deems necessary to protect its interest in the Properties, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by any Guarantor or Subsidiary of a Guarantor to Lender upon demand and until paid shall be secured by the Pledge Agreement and shall bear interest at the Default Rate (as defined in the Mezzanine Loan Agreement).

                    (G) In the event of foreclosure of any Mortgage or other transfer of title to any Property securing the Mortgage Loan or Mezzanine Loan in extinguishment in whole or in part of the Debt (as defined in the Mortgage Loan Agreement and the Mezzanine Loan Agreement), all right, title and interest the applicable Guarantor or Subsidiary of a Guarantor in and to the Policies that are not blanket Policies then in force concerning such Properties and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

                    (b) Insurance Company. The Policies shall be issued by one or more domestic primary insurance companies, duly qualified in the jurisdiction where the Properties are located and rated A: VII or better by A.M. Best and having a claims-paying ability of at least "AA" or its equivalent by each of the Rating Agencies (as defined in the Mortgage Loan Agreement), or by a syndicate of insurers through which at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) is with carriers having such claims-paying ability ratings (provided that all such carriers shall have claims-paying ability ratings of not less than "A" or the equivalent by each of the Rating Agencies).

                    (c) Additional Agreement. Notwithstanding the foregoing, as to the Mortgage Borrowers, Mezzanine Borrowers and the Trans Lessees, the foregoing requirements shall be modified to the extent set forth in those certain side letters by and among the Mortgage Borrowers, Mezzanine Borrowers, the Trans Lessees, the Guarantors and the Lender dated as of the date hereof.

          Section 5.5 Books and Records; Inspection. Each Guarantor shall, and shall cause each of its respective Subsidiaries to, keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with GAAP in all material respects, reflecting the financial affairs of each Guarantor and Subsidiary of each Guarantor. The Lender shall have the right from time to time during normal business hours upon reasonable notice to the applicable Guarantor or Subsidiary of such Guarantor to examine such books and records at the office of such Guarantor or Subsidiary of such Guarantor or other Person maintaining such books and records and to make such copies or extracts thereof as the Lender shall desire.

          Section 5.6 Observance of Agreements. Each Guarantor shall, and shall cause each of its respective Subsidiaries to:

               (a) duly observe and perform all material terms and conditions of
     (i) any agreement relating to any Property or (ii) any other agreement, in either case the absence of which agreement is reasonably likely to have a Material Adverse Effect (subject in each case, to the right of any Guarantor or any Subsidiary of any Guarantor to lawfully assert a defense to performance or to lawfully contest any claims for breach under any such agreement), and diligently protect and enforce the rights of any Guarantor or any Subsidiary of any Guarantor under all such agreements in a manner consistent with prudent business judgment and subject to the terms and conditions of such agreements.

               (b) promptly provide the Lender copies of any and all agreements amending, altering, modifying, waiving or supplementing in any material respect, any material agreement relating to any Property or any other agreement the absence of which is reasonably likely to have a Material Adverse Effect.

          Section 5.7 Taxes and Other Charges. Each Guarantor shall, and shall cause each of its respective Subsidiaries to, pay all Taxes and Other Charges and payroll taxes now or hereafter levied or assessed or imposed against the Properties or any part thereof or any Guarantor or any Subsidiary of any Guarantor as the same become due and payable. Each Guarantor shall, and shall cause each of its respective Subsidiaries to, furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent. Each Guarantor shall not, and shall cause each of its respective Subsidiaries to not, permit or suffer and shall promptly discharge any liens or charges against the Properties, except Permitted Encumbrances. After prior notice to Lender, each Guarantor or Subsidiary of any Guarantor, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) none of the Properties nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) such Guarantor or Subsidiary of such Guarantor shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of Taxes or Other Charges from the applicable Property; and (vi) upon request of Lender, such Guarantor or Subsidiary or any

Guarantor shall deposit with Lender cash, or other security as may be approved by Lender, in an amount equal to one hundred twenty-five percent (125%) of the contested amount, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

          Section 5.8 Compliance with Law, Etc. Each Guarantor will comply, and shall cause each of its respective Subsidiaries to comply, in all material respects with all Applicable Laws, except where (i) the necessity of compliance therewith is contested in good faith by appropriate measures or proceedings, in which case adequate and reasonable reserves will be established in accordance with GAAP applied on a consistent basis and notice of each such contest (other than contests in the ordinary course of business) shall be given to the Lender, or (ii) failures to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Section 5.9 Maintenance of Existence, Rights, Etc. Each Guarantor will preserve, renew and keep, and shall cause each of its Subsidiaries to preserve, renew and keep, in full force and effect its respective existence and its rights, privileges, license and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit (a) any merger or consolidation permitted by Section 7.4, (b) the termination of the existence of any Subsidiary (other than any Guarantor, Mortgage Borrower, Mezzanine Borrower or Trans Lessee) if (i) such Guarantor determines that such termination is in its best interest and (ii) such termination is not adverse in any material respect to the Lender, or (c) the loss of any rights, privileges, licenses and franchises if the loss thereof, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          Section 5.10 Guarantees by Future Subsidiaries. Each Guarantor will not, nor will any of them permit any of their respective Subsidiaries to, directly or indirectly, establish or create or acquire any interest in any Subsidiary; provided, however, that a Guarantor may establish or create a wholly-owned subsidiary provided that at least 30 days prior written notice thereof is given to Lender. Within 10 business days after (a) any Person becomes a Subsidiary of a Guarantor or any of its respective Subsidiaries or (b) the Non-Guarantor Restrictions have terminated, Guarantor shall (i) cause such Subsidiary or Non-Guarantor Subsidiary, as the case may be, to guarantee the Guaranteed Obligations pursuant to a joinder to this Guaranty, (ii) cause the Equity Interests in such Subsidiary or Non-Guarantor Subsidiary, as the case may be, to be pledged to Lender pursuant to the Pledge Agreement and (iii) deliver to the Lender such legal opinions or other documents as the Lender may reasonably request relating to the existence of such Subsidiary or Non-Guarantor Subsidiary, as the case may be, the corporate or other authority for and validity of the joinder to this Guaranty, the pledge of such equity interest and any other matters relevant thereto, all in form and substance reasonably satisfactory to Lender. Upon execution and delivery of such joinder to this Guaranty, such Subsidiary or Non-Guarantor Subsidiary, as the case may be, shall thereafter be a "Guarantor" pursuant to this Guaranty.

          Section 5.11 Environmental Matters. From time to time after the Closing Date, each Guarantor will review the effect of Environmental Laws on the business, operations and properties of any Mortgage Borrower, any Mezzanine Borrower, any Trans Lessee, each

Guarantor and each of their respective Subsidiaries, in the course of which reviews it will identify and evaluate associated liabilities and costs. If, on the basis of such reviews, a Guarantor reasonably concludes that the foregoing associated liabilities and costs are likely to have a Material Adverse Effect, Guarantor shall promptly deliver a certificate to the Lender setting forth its conclusion and the action that Guarantor proposes to take with respect thereto.

          Section 5.12 Distributions from Non-Guarantor Subsidiaries. Each Guarantor shall cause each of the Non-Guarantor Subsidiaries to make not less than weekly distributions of available cash to Parent, the amount of which shall be determined using the same accounting and other methods, policies, practices and procedures and the same judgments as such Guarantor or Non-Guarantor Subsidiaries has used in making such distribution to Parent on an historical basis and in no event shall such distribution be substantially less in amount than the distributions made to Parent on an historical basis.

          Section 5.13 Ownership by Parent of Certain Equity Interests. Except to the extent the terms of Section 7.4 hereof, Parent shall continue to own directly or indirectly 100% of the outstanding Equity Interests of each Mortgage Borrower, each Mezzanine Borrower, each Trans Lessee and each Guarantor.

          Section 5.14 Further Assurances. Each Guarantor will make, execute, acknowledge and deliver all and every such further acts and assurances as the Lender shall from time to time require for confirming or carrying out the intentions or facilitating the performance of the terms of this Guaranty, including but not limited to, the execution and delivery of a separate guaranty of the Guaranteed Obligations as they relate to each of the Mortgage Loan, Mezzanine Loan and Sale/Leaseback Transaction. Each Guarantor shall, at such Guarantor's sole cost and expense, from time to time as reasonably requested by Lender, execute, acknowledge, record, register, file and/or deliver to the Lender such other instruments, agreements, certificates and documents (including UCC financing statements and amended or replacement mortgages) as Lender may reasonably request to evidence, confirm, perfect and maintain the liens securing or intended to secure the obligations of any Guarantor under the Loan Documents or Lease Documents if requested by Lender, and do and execute all such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Guaranty, the other Loan Documents and the Lease Documents as the Lender shall reasonably require from time to time. Each Guarantor hereby authorizes and appoints the Lender as its attorney-in-fact to execute, acknowledge, record, register and/or file such instruments, agreements, certificates and documents, and to do and execute such acts, conveyances and assurances, should any Guarantor fail to do so itself in violation of this Guaranty following written request from the Lender, in each case without the signature of any Guarantor. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Guaranty. Each Guarantor hereby ratifies all actions that such attorney shall lawfully take or cause to be taken in accordance with this Section.

                        ARTICLE VI - FINANCIAL COVENANTS

     Parent covenants and agrees with the Lender that, except in the case of a Covenant Replacement Event, so long as (i) the Mortgage Loan or the Mezzanine Loan or any additional credit is outstanding and until payment in full of all amounts payable by any Mortgage Borrower pursuant to the terms and conditions of the Mortgage Loan Agreement and all amounts payable by any Mezzanine Borrower pursuant to the terms and conditions of the Mezzanine Loan Agreement (other than the covenants that survive payment in full) or (ii) the Sale/Leaseback Transaction is outstanding and until payment in full of all amounts payable by any Trans Lessee pursuant to the terms and conditions of the Sale/Leaseback Transaction (other than the covenants that survive payment in full):

          Section 6.1 Fixed Charge Coverage Ratio. (a) At each Quarterly Measurement Date on or after the date hereof, the Fixed Charge Coverage Ratio will not be less than the ratio set forth below opposite such Quarterly Measurement Date (or any Quarterly Measurement Date which falls during the periods set forth below):

--------------------------------------------------
                  Period                     Ratio
--------------------------------------------------
Closing Date through December 31, 2003       1.6:1
--------------------------------------------------
January 1, 2004 through December 31, 2004   1.65:1
--------------------------------------------------
January 1, 2005 and thereafter               1.7:1
--------------------------------------------------

               (b) For purposes of calculating the foregoing ratio, Asset Dispositions or Acquisitions which have occurred during such period shall be included on a Pro Forma Basis.

          Section 6.2 Consolidated Adjusted Leverage Ratio. At each Quarterly Measurement Date on or after the date hereof, the Consolidated Adjusted Leverage Ratio will not exceed the ratio set forth below opposite such Quarterly Measurement Date (or any Quarterly Measurement Date which falls during the periods set forth below):

--------------------------------------------------
                  Period                     Ratio
--------------------------------------------------
Closing Date through December 31, 2003       5.0:1
--------------------------------------------------
January 1, 2004 through December 31, 2004    4.9:1
--------------------------------------------------
January 1, 2005 and thereafter               4.8:1
--------------------------------------------------

               (b) For purposes of calculating the foregoing ratio, Asset Dispositions or Acquisitions which have occurred during such period shall be included on a Pro Forma Basis.

          Section 6.3 Minimum Consolidated Net Worth. The Consolidated Net Worth of Parent and its Consolidated Subsidiaries will not be less than $40,000,000 for each Fiscal Quarter ending in Fiscal Years 2002 and 2003, $53,000,000 for each Fiscal Quarter in Fiscal Year 2004 and $68,000,000 for each Fiscal Quarter in Fiscal Year 2005 and thereafter, in each case plus (a) the amount of any gain associated with the Sale/Leaseback Transaction plus (b) 90% of any proceeds (without duplication) received by Parent or any of its Consolidated Subsidiaries pursuant to the issuance of any equity securities of such entities.

          Section 6.4 Capital Expenditures. Capital Expenditures must be a minimum amount of $300 per bed per annum for all Properties owned or operated by the Trans Entities which are collateral for the Mortgage Loan, the Mezzanine Loan or are the subject of the Sale/Leaseback Transaction. Notwithstanding the foregoing, a minimum capital expenditure of $500 per bed per annum is required for any such property that is a hospital.

                        ARTICLE VII - NEGATIVE COVENANTS

     From the date hereof and, except in the case of a Covenant Replacement Event, for so long as (i) the Mortgage Loan or the Mezzanine Loan or any additional credit is outstanding and until payment in full of all amounts payable by any Mortgage Borrower pursuant to the terms and conditions of the Mortgage Loan Agreement and all amounts payable by any Mezzanine Borrower pursuant to the terms and conditions of the Mezzanine Loan Agreement (other than the covenants that survive payment in full) or (ii) the Sale/Leaseback Transaction is outstanding and until payment in full of all amounts payable by any Trans Lessee pursuant to the terms and conditions of the Sale/Leaseback Transaction (other than the covenants that survive payment in full), each Guarantor agrees that, unless the Lender shall otherwise consent in writing, it will not and will not allow any of its Subsidiaries to:

          Section 7.1 Limitation on Debt. (a) Incur any Debt, other than Permitted Debt, if immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of Parent's and its Consolidated Subsidiaries' outstanding Debt on a consolidated basis determined in accordance with GAAP would be greater than 65% of Total Consolidated Assets of Parent and its Consolidated Subsidiaries as of the end of the most recent Quarterly Measurement Date prior to the incurrence of such additional Debt;

               (b) Incur any Debt which would be reasonably likely to result in a breach of any covenant contained herein or in any Loan Document or Lease Document at the next Quarterly Measurement Date.

Notwithstanding the foregoing, each Guarantor will not, and will not allow any of its Subsidiaries to, guaranty the obligations of any Person who is not a Guarantor, except with respect to the Mezzanine Loan, the Mortgage Loan or the Sale/Leaseback Transaction; provided that Parent may provide a guaranty of up to $5,000,000 of accounts receivable financing for THI Columbus, Inc. and a guaranty of up to $3,000,000 of accounts receivable financing for THI of Cleveland, Inc.

          Section 7.2 Limitations on Liens. Incur, create, assume or suffer to exist:

               (a) any Lien on any Property, except:

                    (i) existing Liens listed on Schedule 7.2 hereto;

                    (ii) Liens for taxes, assessments or other governmental charges or levies due and payable, (A) the validity or amount of which is currently being contested in good faith by appropriate proceedings or (B) as to which Parent or any Loan Party is subject to certain enforcement restrictions contained in the applicable leases and subleases and is exercising its applicable lease and sublease rights in a commercially reasonable and diligent manner and, in each case, for which reserves have been set aside on the books of Parent or the applicable Loan Party and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed), in each case pursuant to and in accordance with the terms of Section 5.7 of this Guaranty;

                    (iii) Liens arising out of attachments, judgments or awards
     (A) as to which an appeal or other appropriate proceedings for contest or review are timely commenced (and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed)) or (B) as to which Parent or any Loan Party is subject to certain enforcement restrictions contained in the applicable leases and subleases and is exercising its applicable lease and sublease rights in a commercially reasonable and diligent manner (and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed)) and, in each case, as to which appropriate reserves have been established in accordance with GAAP to the extent any such reserves are required by GAAP;

                    (iv) deposits under worker's compensation, unemployment insurance and social security and similar laws or to secure statutory obligations or surety, appeal, performance, completion or other similar bonds, to secure performance as lessee under leases of real or personal property or to secure performance of tenders, bids, contracts (other than for the repayment of Indebtedness) and other obligations of a like nature, in each case incurred in the ordinary course of business;

                    (v) Liens customarily granted or incurred in the ordinary course of business with regard to services rendered by carriers, warehouses, suppliers of materials and equipment, mechanics and repairmen and other Liens imposed by Applicable Law which Liens are contemplated by
     Section 11.1 of the Master Leases, (or a successor provision) or any other comparable provision in any other lease with respect to a Property and do not secure obligations which are due and payable (unless such obligations are being contested in good faith and with respect to which appropriate reserves have been established in accordance with GAAP to the extent any such reserves are required by GAAP);

                    (vi) the Liens of the Lender under this Guaranty, the other Loan Documents and Lease Documents and any other document contemplated hereby or thereby;

                    (vii) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights of way, Requirements, restrictions (including, without limitation, zoning restrictions), covenants, consents, reservations, encroachments, variations and other similar restrictions, charges, encumbrances (whether or not recorded) (but specifically excluding rights of first refusal, options and other contractual rights to sell, assign or otherwise dispose of any Property or any interest therein) on any Property which, in the aggregate, (A) do not materially detract from the value of the applicable Property subject thereto, (B) do not materially interfere with the ordinary conduct of the business of the Loan Parties or any lessee under a lease, or (iii) do not materially impair the use of the applicable Property by Parent or any Loan Party or any lessee under a lease;

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

                    (viii) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of set off or similar rights with respect to deposit accounts;

                    (ix) Rights of first refusal, options or other contractual rights to sell, assign or otherwise dispose of any Property or interest therein which right of first refusal, option or contractual right (A) is described on Schedule 7.2 hereto, (B) has been consented to in writing by the Lender in the exercise of its reasonable discretion, (C) is in connection with a sale of assets or Equity Interests permitted by Section
     7.4 hereof, or (D) has been granted after the Closing Date and which when taken with all other rights of first refusal, options and other contractual rights permitted by this clause (D), do not, in any fiscal year, affect Properties having an aggregate fair market value exceeding $10,000,000.00; and

                    (x) Liens set forth on the Title Policies and accepted by the Lender as of the Closing Date;

               (b) Liens on any of its other properties or assets to secure Debt other than (i) loans and obligations under this Guaranty or (ii) any additional Debt permitted by Section 7.1 of this Guaranty.

          Section 7.3 Restricted Payments.

               (a) Declare or pay any dividend or make any other payment or distribution on account of any Guarantor or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving any Guarantor or any of its Subsidiaries) or to the direct or indirect holders of any Guarantor or any of its Subsidiaries' Equity Interests in their capacity as such (a "Dividend Payment"); except that the Non-Guarantor Subsidiaries may make the distributions set forth in Section 5.12 hereof and except that, so long as no Event of Default has occurred,

                    (i) any Guarantor may declare or make a Dividend Payment to another Guarantor;

                    (ii) Parent may pay customary and ordinary operating expenses of the Non-Guarantor Subsidiaries so long as any such advances by Parent to the Non-Guarantor Subsidiaries made after the date hereof at any time outstanding do not exceed $2,000,000 in the aggregate after taking into account any distributions made by the Non-Guarantor Subsidiaries to Parent in accordance with Section 5.12, and the payment of any operating expenses in excess of such amount shall be subject to the Lender's prior written consent, which consent shall not be unreasonably withheld;

                    (iii) Parent may pay management fees or compensation to GTCR in an amount not to exceed $150,000 per year in the aggregate;

                    (iv) the Guarantors may declare or make Dividend Payments in addition to those permitted hereunder in an amount not to exceed $500,000 per year in the aggregate or the amount of $1,000,000 in the aggregate;

               (b) Purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving any Guarantor or any of its Subsidiaries) any Equity Interests of such Guarantor or Subsidiary of such Guarantor or any direct or indirect parent of such Guarantor or Subsidiary of such Guarantor; or

               (c) Make any payment on or with respect to, purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt, except if and to the extent such payment is permitted to be made pursuant to the applicable intercreditor agreement between Lender and GTCR on Subordinated Debt incurred by Parent in favor of GTCR which is Permitted Debt and the refinancing of Subordinated Debt incurred by Parent in favor of GTCR so long as no Event of Default has occurred and so long as such refinancing is on terms and conditions acceptable to the Lender in its sole discretion including, without limitation, that such refinanced Subordinated Debt shall remain subject and subordinate in right of payment to the right of the Lender to receive the prior indefeasible payment and satisfaction in full payment of all Guaranteed Obligations pursuant to the terms of an intercreditor agreement between Lender and GTCR, in form and substance satisfactory to the Lender.

          Section 7.4 Consolidations, Mergers and Asset Sales. Consolidate or merge with or into, or sell, lease or otherwise dispose of all or substantially all of its assets to any other Person, except that (i) a Guarantor or any of its Subsidiaries (other than Parent, any Mortgage Borrower, any Mezzanine Borrower or any Trans Lessee) may merge with any Person if such Guarantor or such Consolidated Subsidiary or another Guarantor or Consolidated Subsidiary is the surviving corporation and, immediately after such merger (and giving effect thereto), no Default shall have occurred or be continuing and (ii) a Service Guarantor may dispose of all or substantially all of its assets and Parent may dispose of all or substantially all of its Equity Interests in any Service Guarantor if (x) such entity receives consideration at the time of such sale at least equal to the fair market value (evidenced by a resolution of its respective Board of Directors set forth in an Officer's Certificate delivered to the Lender) of the assets or Equity Interests sold or otherwise disposed of, (y) 100% of the consideration received therefor is in the form of cash and (z) all proceeds of such disposition shall be immediately applied to repay the Guaranteed Obligations. Notwithstanding the foregoing, no Service Guarantor shall be released in its capacity as such from this Guaranty and Lender shall not have any obligation to release such Service Guarantor from this Guaranty until the Lender receives satisfactory evidence (including copies of executed transaction documents) that (1) such sale or disposition was consummated in accordance with transaction documents approved in writing in advance by Lender and (2) the Lender received net proceeds from such sale or disposition in the amount contemplated by such transaction documents.

          Section 7.5 Change in Control. Except to the extent the terms of Sections 2.4.2(b) or 8.2(b)(as applicable), and 24.2 of the Mortgage Loan Agreement, the Mezzanine Loan Agreement and the Master Lease respectively are satisfied, permit a Change in

Control or change in the identity of the person holding the title of President and Chief Executive Officer of Parent; provided, however, that Parent may change its President or Chief Executive Officer upon not less than ninety (90) days' prior written notice to Lender of the designation of a successor that is acceptable to the Lender in its sole discretion.

          Section 7.6 Limitations on Transactions with Affiliates. Other than as set forth in Section 7.3, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided that the foregoing shall not prohibit:

               (a) Each Guarantor from performing its obligations under any agreements with Affiliates in existence as of the date hereof;

               (b) Each Guarantor or any of their respective Subsidiaries from making sales or leases to purchase or leases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales, leases or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to such Guarantor or its respective Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an affiliate.

          Section 7.7 No Change in Fiscal Periods. Change the date on which any of its Fiscal Years or Fiscal Quarters ends, unless the Lender shall have consented to such change (which consent may be conditioned on the amendment of any covenant herein that would be affected by such change to eliminate the effect thereof).

          Section 7.8 Limitation on Business. Engage in any business, other than the business of owning or managing Healthcare Facilities and any business specifically incidental thereto and, specifically with respect to Parent, engage in any activities other than owning the Equity Interests set forth in Section
5.13 and other Subsidiaries that own, operate or manage Healthcare Facilities, and financing activities and other activities reasonably related to such ownership.

          Section 7.9 Hazardous Substances. Subject to any restrictions contained in the applicable lease documents to which Parent or a Loan Party is a party, (a) cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Substances, except in compliance with all applicable Environmental Laws; nor (b) release, discharge, dispose of or permit or suffer any release or disposal as a result of any intentional act or omission on its part of Hazardous Substances onto any such property or asset in violation of any Environmental Law or in a manner that could result in liability under any Environmental Law, except in the case of (a) and (b) as are not reasonably likely to have a Material Adverse Effect.

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

              ARTICLE VIII - SUBORDINATION OF CERTAIN INDEBTEDNESS

          Section 8.1 Subordination of All Guarantor Claims. As used herein, the term "Guarantor Claims" shall mean all debts and liabilities of any Obligor to any Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of such Obligor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by any Guarantor. The Guarantor Claims shall include without limitation all rights and claims of any Guarantor against any Obligor (arising as a result of subrogation or otherwise) as a result of any Guarantor's payment of all or a portion of the Guaranteed Obligations. After the occurrence and during the continuance of a Default or the occurrence and during the continuance of an event which would, with the giving of notice or the passage of time, or both, constitute a Default, each Guarantor shall not receive or collect, directly or indirectly, from any Obligor or any other party any amount upon the Guarantor Claims.

          Section 8.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceedings involving any Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to any Guarantor and which, as between any Obligor and such Guarantor, shall constitute a credit against the Guarantor Claims, then, upon payment to Lender in full of the Guaranteed Obligations, such Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

          Section 8.3 Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, any Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, such Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and such Guarantor covenants promptly to pay the same to Lender.

          Section 8.4 Liens Subordinate. Each Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon any Obligor's assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon such Obligor's assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of such Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, no Guarantor shall (i) exercise or enforce any creditor's right it may have against any Obligor, or
(ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any liens, mortgage, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of any Obligor held by such Guarantor.

                              ARTICLE IX - REMEDIES

          Section 9.1 Upon the occurrence and during the continuance of any Default, the Lender may, in addition to the remedies provided in the Mortgage Loan Documents, Mezzanine Loan Documents or Lease Documents, enforce its rights either by suit or in equity, or by action at law, or by appropriate proceedings, whether for specific performance (to the extent permitted by law) of any covenant or agreement contained in this Guaranty or in aid of the exercise of any power granted in this Guaranty and may enforce payment under this Guaranty and any of its other rights available at law or in equity.

          Section 9.2 Upon the occurrence and during the continuance of any Default, the Lender is hereby authorized at any time and from time to time, without notice to any Guarantor (any requirement for such notice being expressly waived by each Guarantor) to set off and apply against any and all of the obligations of each Guarantor now or hereafter existing under this Guaranty any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of each Guarantor and any property of each Guarantor from time to time in possession of the Lenders, irrespective of whether or not the Lender shall have made any demand hereunder and although such obligations may be contingent and unmatured. The rights of the Lender under this Section 9.2 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lender may have.

          Section 9.3 To the extent that it lawfully may, each Guarantor agrees that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of this Guaranty, or any of the Loan Documents nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the evaluation or appraisal of any security for its obligations hereunder or the obligations of any Obligor under the Loan Documents or the Lease Documents prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same.

                            ARTICLE X - MISCELLANEOUS

          Section 10.1 Successors and Assigns. All covenants, promises and agreements in this Guaranty, by or on behalf of any Guarantor, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

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

          Section 10.2 Governing Law; Submission to Jurisdiction.

               (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY EACH GUARANTOR IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE MORTGAGE LOAN, MEZZANINE LOAN AND THE SALE/LEASEBACK TRANSACTION WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY AND THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

               (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EACH GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH GUARANTOR DOES HEREBY DESIGNATE AND APPOINT:

          CT Corporation System
          111 Eighth Avenue
          New York, New York  10011

     AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO ANY GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT

     EFFECTIVE SERVICE OF PROCESS UPON SUCH GUARANTOR, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

          Section 10.3 Modification; Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on any Guarantor, shall entitle such Guarantor to any other or future notice or demand in the same, similar or other circumstances.

          Section 10.4 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Mortgage Loan Document, Mezzanine Loan Document or Lease Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Guaranty, any other Mortgage Loan Document, Mezzanine Loan Document or any Lease Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Guaranty, any Mortgage Loan Document, Mezzanine Loan Document or any Lease Document, or to declare a default for failure to effect prompt payment of any such other amount.

          Section 10.5 Notice. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a "Notice") required, permitted, or desired to be given hereunder shall be in writing sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 10.6. Any Notice to any Guarantor shall be deemed effective as to all Guarantors to the extent delivered to one Guarantor and Notice to all Guarantors shall not be required if Notice is given to one Guarantor. Any Notice shall be deemed to have been received: (a) three
(3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

          If to Lender:       Ventas Realty, Limited Partnership
                              c/o Ventas, Inc.
                              4360 Brownsboro Road, Suite 115
                              Louisville, Kentucky 40207
                              Attention:  Chief Financial Officer
                              Facsimile No. (502)-357-9001

          with a copy to:     Ventas Realty, Limited Partnership
                              c/o Ventas, Inc.
                              4360 Brownsboro Road, Suite 115
                              Louisville, Kentucky 40207
                              Attention:  General Counsel
                              Facsimile No. (502)-357-9001

          with a copy to:     Dechert
                              4000 Bell Atlantic Tower
                              1717 Arch Street
                              Philadelphia, Pennsylvania  19103
                              Attention: David W. Forti
                              Facsimile No. (215) 994-2222

          If to Guarantors:   c/o Trans Healthcare, Inc.
                              4660 Trindle Road, Suite 103
                              Camp Hill, Pennsylvania 17011
                              Attention: Anthony F. Misitano
                              Facsimile No. (717) 730-8722

          with a copy to:     Latsha Davis & Yohe, P.C.
                              4720 Old Gettysburg Road, Suite 101
                              Harrisburg, Pennsylvania 17108
                              Attention: Douglas C. Yohe
                              Facsimile No. (717) 761-2286

          Section 10.6 Waiver of Right to Trial by Jury. EACH GUARANTOR AND LENDER EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, ANY MORTGAGE LOAN DOCUMENT, MEZZANINE LOAN DOCUMENT, ANY LEASE DOCUMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH GUARANTOR AND LENDER ARE EACH

HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

          Section 10.7 Headings. The Article and/or Section headings in this Guaranty are included herein for convenience of reference only and are not to be construed as defining or limiting the scope or intent of the provisions hereof.

          Section 10.8 Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

          Section 10.9 Waiver of Notice. To the extent permitted by applicable law, each Guarantor shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Guaranty specifically and expressly provide for the giving of notice by Lender to any Guarantor and except with respect to matters for which any Guarantor is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Each Guarantor hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Guaranty does not specifically and expressly provide for the giving of notice by Lender to such Guarantor.

          Section 10.10 Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

          Section 10.11 Number and Gender. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this Guaranty, the term "Guarantor" shall be deemed to refer to each and every person comprising a Guarantor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty, provided that no obligation of Guarantor may be assigned except with the written consent of Lender.

          Section 10.12 Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

          Section 10.13 Duplicates; Counterparts. This Agreement may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder..

          Section 10.14 Rights and Remedies. If any Guarantor becomes liable for any indebtedness owing by any Obligor to Lender, by endorsement or otherwise, other than under

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

this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

          Section 10.15 Joint and Several Liability. If more than one Person has executed this Guaranty as "Guarantor," the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

          Section 10.16 Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR'S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

          Section 10.17 Cooperation. (a) Each Guarantor acknowledges that Lender and its successors and assigns may (i) sell or otherwise transfer this Guaranty, the Mortgage Note, Mezzanine Note, the Mortgage Loan Documents, the Mezzanine Loan Documents and/or Lease Documents to one or more investors as a whole loan or whole lease, as applicable, (ii) sell participation interests in any of the Mortgage Loan, Mezzanine Loan and/or the Sale/Leaseback Transaction, (iii) securitize the Mortgage Loan, Mezzanine Loan and/or Master Lease in a single asset securitization or a pooled loan securitization, or (iv) otherwise sell any of the Mortgage Loan, Mezzanine Loan and/or the Sale/Leaseback Transaction interest therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as "Secondary Market Transaction" and the transactions referred to in clause (iii) are referred to herein as a "Securitization").

               (a) If requested by Lender, each Guarantor shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transactions, including, without limitation, to:

                    (i) (A) provide updated financial and other information with respect to the Properties, the business operated at the Properties, the Mortgage Borrowers, Mezzanine Borrowers and the Trans Lessees, (B) provide updated budgets relating to the Properties and (C) provide updated appraisals, market studies, environmental reviews (Phase I's and, if appropriate, Phase II's), property condition reports and other due diligence investigations of the Properties (the "Updated

     Information"), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable to Lender and the Rating Agencies;

                    (ii) provide opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Properties and Mortgage Borrowers, Mezzanine Borrowers, Trans Lessees and Affiliates, which counsel and opinions shall be satisfactory to Lender and the Rating Agencies;

                    (iii) provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Mortgage Loan Documents, Mezzanine Loan Documents and Lease Documents and such additional representations and warranties as the Rating Agencies may require; and

                    (iv) execute amendments to the Mortgage Loan Documents, Mezzanine Loan Documents or Lease Documents and the organizational documents of the Mortgage Borrowers, Mezzanine Borrowers or Trans Lessees reasonably requested by Lender; provided, however, that Mortgage Borrowers, Mezzanine Borrower and Trans Lessees shall not be required to modify or amend any Mortgage Loan Documents, Mezzanine Loan Document or Lease Document if such modification or amendment would (A) change the interest rate, the stated maturity or the amortization of principal as set forth herein or in the Mortgage Note or the Mezzanine Note or the termination date of or payments of rent under the Master Lease, or (B) modify or amend any other material economic term of the Mortgage Loan, Mezzanine Loan or Sale/Leaseback Transaction.

                         [NO FURTHER TEXT ON THIS PAGE]

          IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed all as of the day and year first above written.

                                       GUARANTOR:

                                       TRANS HEALTHCARE, INC.,
                                       a Delaware corporation


                                       By:   /s/ ANTHONY F. MISITANO
                                          --------------------------------------
                                          Name:  Anthony F. Misitano
                                          Title: President


                                       TRANS HEALTHCARE OF OHIO, INC.,
                                       a Delaware corporation


                                       By:   /s/ ANTHONY F. MISITANO
                                          --------------------------------------
                                          Name:  Anthony F. Misitano
                                          Title: President


                                       THI OF OHIO ALFS, INC.,
                                       a Delaware corporation


                                       By:   /s/ ANTHONY F. MISITANO
                                          --------------------------------------
                                          Name:  Anthony F. Misitano
                                          Title: President


                                       THI PROPERTIES, INC.,
                                       a Delaware corporation


                                       By:   /s/ ANTHONY F. MISITANO
                                          --------------------------------------
                                          Name:  Anthony F. Misitano
                                          Title: President


                                       THI SERVICES CORP.,
                                       a Delaware corporation


                                       By:   /s/ ANTHONY F. MISITANO
                                          --------------------------------------
                                          Name:  Anthony F. Misitano
                                          Title: President

                                       THI SPECIALTY HOSPITALS OF OHIO, INC.,
                                       a Delaware corporation


                                       By:   /s/ ANTHONY F. MISITANO
                                          --------------------------------------
                                          Name:  Anthony F. Misitano
                                          Title: President


                                       TRANS HEALTH MANAGEMENT, INC.,
                                       a Delaware corporation


                                       By:   /s/ ANTHONY F. MISITANO
                                          --------------------------------------
                                          Name:  Anthony F. Misitano
                                          Title: President


                                       THI OF MARYLAND, INC.,
                                       a Delaware corporation


                                       By:   /s/ ANTHONY F. MISITANO
                                          --------------------------------------
                                          Name:  Anthony F. Misitano
                                          Title: President


                                       PHYSICAL THERAPY PLUS, INC.,
                                       a Pennsylvania corporation


                                       By:   /s/ ANTHONY F. MISITANO
                                          --------------------------------------
                                          Name:  Anthony F. Misitano
                                          Title: President


                                       DALE J. CORDIAL, PT, INC.,
                                       a Pennsylvania corporation


                                       By:   /s/ ANTHONY F. MISITANO
                                          --------------------------------------
                                          Name:  Anthony F. Misitano
                                          Title: President

                                       DALE J. CORDIAL, PT, INC., NUMBER 4,
                                       a Pennsylvania corporation


                                       By:   /s/ ANTHONY F. MISITANO
                                          --------------------------------------
                                          Name:  Anthony F. Misitano
                                          Title: President


                                       THE PT GROUP OF PENN HILLS,
                                       a Pennsylvania general partnership


                                       By: Trans Healthcare, Inc.,
                                           a Delaware corporation,
                                           its Partner


                                           By:   /s/ ANTHONY F. MISITANO
                                              ----------------------------------
                                              Name:  Anthony F. Misitano
                                              Title: President


                                       THE PT GROUP PHYSICAL THERAPY FOR WOMEN, a Pennsylvania general partnership


                                       By: Dale J. Cordial, PT, Inc.,
                                           a Pennsylvania corporation,
                                           its Partner


                                           By:   /s/ ANTHONY F. MISITANO
                                              ----------------------------------
                                              Name:  Anthony F. Misitano
                                              Title: President


                                       THE PT GROUP OF MOON TOWNSHIP,
                                       a Pennsylvania general partnership


                                       By: Dale J. Cordial, PT, Inc., Number 4,
                                           a Pennsylvania corporation,
                                           its Partner


                                           By:   /s/ ANTHONY F. MISITANO
                                              ----------------------------------
                                              Name:  Anthony F. Misitano
                                              Title: President

                                       THI Therapy Concepts, LLC,
                                       a Delaware limited liability company


                                       By:   /s/ JEFFREY A. BARNHILL
                                          --------------------------------------
                                          Name:  Jeffrey A. Barnhill
                                          Title: Vice-President


                                       THI SERVICES OF MARYLAND, LLC,
                                       a Delaware limited liability company


                                       By:   /s/ JEFFREY A. BARNHILL
                                          --------------------------------------
                                          Name:  Jeffrey A. Barnhill
                                          Title: Vice-President